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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Experts" and "Selected Financial and Other Data" and to the use of our report dated October 27, 1997 except Note 13, as to which the date is April 6, 1998, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of American Italian Pasta Company for the registration of 1,000,000 shares of its common stock.

                                   /s/ ERNST & YOUNG LLP

Kansas City, Missouri
April 6, 1998